Zoo Entertainment Reports Fiscal 2010 Results

Cincinnati, OH – April 15, 2011 – Video game publisher Zoo Entertainment, Inc. (NASDAQ:ZOOG), a leading developer and marketer of interactive entertainment software, reported financial results for the fiscal year ended December 31, 2010.

Full Year 2010 Operational Highlights

•	Released 68 SKUs

•	Launched new digital initiative, indiePubGames.com

•	Unveiled first Independent Propeller Awards Competition sponsored by Intel AppUp(SM) developer program and Unity Technologies, which generated 150 innovative submissions

•	Generated 100+ submissions at indiePub’s Third Independent Game Developers’ Competition at GDC Online

•	indiePub introduced Mobile Games Competition that resulted in a variety of creative submissions for iOS, Android and other digital platforms

•	indiePub released first digital game, the award-winning Auditorium HD

•	Launched indiePub Mobile with a slate of 12 games to be launched during 2011

Full Year 2010 Financial Results
Revenues for the year ended 2010 increased 30% to a record $63.4 million from $48.7 million in 2009.

Zoo’s top ten titles accounted for approximately 34% of total revenues, with no single title representing more than 5% of total revenues, reflecting Zoo’s portfolio approach.

Gross margins were 13% of revenue compared to 19% in 2009. The 2010 gross margin was negatively impacted by significant product returns and sales allowances granted to customers in the fourth quarter due to market weakness. Included in the cost of goods sold were write-downs of inventory and additional amortization of product development costs, also a result of the weakness in the market.

General and administrative expenses were $5.7 million, or 9% of revenue, compared to $6.8 million, or 14% of revenue in 2009. G&A expenses included a non-cash stock-based compensation charge of $630,000 compared to $991,000 in 2009. Selling and marketing expense was $5.3 million or 8% of revenue, as compared to $2.5 million, or 5% of revenue in 2009.

Total operating expenses were $22.9 million or 36% of revenue, as compared to $26.2 million, or 54% of revenue in 2009. Total operating expenses included the impairment of intangible assets of $9.9 million in 2010 and the impairment of goodwill of $14.7 million in 2009.

The company determined that the losses in the fourth quarter 2010 and its shift to digital distribution for video games resulted in the impairment of certain intangible assets because of the reduction in their previously estimated useful lives. Accordingly, the company recorded an impairment charge of $7.6 million related to intangible assets acquired in 2007. Additionally, the company recorded an impairment charge of $2.3 million in 2010, representing the unamortized balance of other content intangible assets. In 2009, the company recorded impairment of goodwill of $14.7 million.

Loss from operations was $4.6 million in 2010, as compared to a loss of $2.3 million in 2009, excluding the impairment of goodwill and intangible charges.

Net loss was $14.0 million or $(3.20) per basic and diluted share in 2010, compared to a net loss of $13.2 million or $(236) per basic and diluted share in 2009.

Adjusted EBITDA, excluding non-cash stock-based compensation, was a loss of $2.0 million, as compared to adjusted EBITDA of $550,000 in 2009 (see important discussion of adjusted EBITDA, a non-GAAP financial measure, below).

At December 31, 2010, the company’s net working capital position was $5.7 million, as compared to $5.6 million at December 31, 2009. At December 31, 2010, the amount outstanding on the company’s working capital facilities was $9.6 million, and the total availability from its two credit facilities was $8.4 million.

During the company’s 2010 audit, it was determined there were errors in recording certain transactions in the company’s unaudited consolidated financial statements for each of the three months ended March 31, 2010, the three and six months ended June 30, 2010 and the three and nine months ended September 30, 2010, and therefore these statements should not be relied upon. The company will restate its unaudited consolidated financial statements for these periods to correct the errors as soon as practicable. The effects of the restatement, including the tax impact, on previously reported unaudited consolidated financial statements are included in a Form 8-K filed earlier today.

Management Commentary
“Our 2010 results reflect solid execution of most of our strategic plans to expand our game offerings and market reach,” said Mark Seremet, CEO of Zoo Entertainment. “We were able to achieve record revenue and utilize our resources to move forward more quickly than anticipated on our digital strategy.”

“We achieved much of what we set out to accomplish: strong top-line growth, and the transition to a digital model with the launch of indiePub, our innovative online ecosystem for independent game developers,” continued Seremet. “This end-to-end digital distribution model of user-generated intellectual property and crowd-sourced game ideas not only lowers the cost of game development and publication while simultaneously delivering great innovation, but allows for valuable pre-production consumer testing and feedback.

“Although we were able to grow revenues to an all-time high, we were challenged to deliver Q4 profits, as the DS and Wii markets eroded beyond our expectations. However, we anticipated this industry shift to digital content and consumer preferences that are increasingly Internet and mobile device focused. We proactively leveraged these market opportunities by launching our indiePub platform, which was tested during 2009, and the indiePub Mobile division, which has continued to demonstrate its ability to generate excellent Smartphone and tablet content.

“We expect indiePub to begin contributing revenue in the second quarter of 2011 and make a meaningful contribution to profitability in 2011 and beyond. By the end of 2011, we plan to have an impressive line-up of mobile content in addition to 12 games currently in development, and expect to release approximately 20 SKUs to PC/Mac, Xbox Live, and PlayStation Network. Since we began to address this digital opportunity well ahead of the dramatic industry-wide transition to these new channels of distribution, we believe we are now well positioned to take ground on the new digital front.”

“Finally, I should note that we are addressing with several initiatives the ‘going concern’ opinion issued by our auditors that was included in our Form 10-K that will be filed later today,” said Seremet. “Our transition to a digital model has allowed us to cut expenses substantially by reducing overhead associated with the creation and distribution of physical goods. We are also converting our inventories to cash, as well as evaluating opportunities to form a master distributor agreement on some or all of our catalog and front-line games, and this typically includes cash advances. Our audit committee and management are also evaluating the procedures and issues that gave rise to the restatement of our financials for those periods in 2010, and we plan to implement processes and procedures to prevent any recurrence.”

Conference Call
The company will host a conference call to discuss its 2010 financial results on Monday, April 18, 2011 at 8:00 a.m. Eastern time.

Zoo Entertainment’s CEO, Mark Seremet, and CFO, David Fremed, will host the presentation, followed by a question and answer period.

Date: Monday, April 18, 2011
Time: 8:00 a.m. Eastern time (5:00 a.m. Pacific time)
Dial-In Number: 1-877-941-2321
International: 1-480-629-9714
Conference ID#:4434808

The conference call will be broadcast live and available for replay here and on the company's website at www.zoogamesinc.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 11:00 a.m. Eastern time on the same day and until May 18, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4434808

About Zoo Entertainment
Zoo Entertainment (NASDAQ: ZOOG) is a developer, publisher and distributor of interactive entertainment software targeted to family-oriented mass market consumers. With a strong network of leading national mass market retailers, its casual and value-focused titles span categories including sports, family, racing, game show, strategy, action-adventure and more. Zoo Entertainment software is developed for all major consoles, handheld gaming devices, PCs, and mobile devices as well online and download game services.

Zoo’s innovative content creation site, indiePub (www.indiepub.com), was designed to capitalize on opportunities in the emerging and high growth digital entertainment space. The site fosters the independent gaming community by playing host to independent game developers and players and providing developers with the resources they need to collaborate and create great games. A destination site for gaming enthusiasts and consumers, indiePub takes an active role in helping independent developers create innovative entertainment software. For more information, visit www.zoogamesinc.com.

Non-GAAP Financial Measures
In compliance with Regulation G, promulgated pursuant to the Sarbanes Oxley Act, Zoo Entertainment, Inc. has attached to this press release and will post to its investor relations web-site (www.zoogamesinc.com) any reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing its third quarter financial results.

As is common in the industry, the Company uses EBITDA, Adjusted EBITDA and Adjusted Earnings per Share (“Adjusted EPS”) as measures of performance to demonstrate earnings exclusive of interest and non-cash events. The Company in its management of its business affairs and analysis of its monthly, quarterly and annual performance makes decisions based on cash flows. The Company, in managing its current and future affairs, cannot affect the amortization of intangible assets to any material degree, and therefore uses EBITDA and Adjusted EBITDA as its primary management guide. Investors are cautioned that EBITDA, Adjusted EBITDA and Adjusted EPS are not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles in the United States (GAAP). The Adjusted EBITDA and the Adjusted EPS numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA and Adjusted EPS, while providing useful information, should not be considered in isolation or as an alternative to net income, net loss, cash flows or earnings per share as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Unaudited Reconciliations of GAAP to Non-GAAP Measures” following the Unaudited Condensed Consolidated Statements of Cash Flow included in this press release.

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Reconciliations of GAAP to Non-GAAP Measures
(in thousands except per share amounts)

Reconciliation of Loss from operations (GAAP) to Adjusted EBITDA (Non-GAAP)
	Twelve Months Ended December 31,
	2010	2009

Loss from operations	$(14,544)	$(17,020)
Impairment of goodwill and intangible assets	9,904	14,704
Depreciation and amortization	2,036	1,875

EBITDA	$(2,604)	$(441)

Stock-based compensation	630	991

Adjusted EBITDA excluding stock-based compensation	$(1,974)	$550

Reconciliation of Earnings per share (GAAP) to Adjusted earnings per share (Non-GAAP)

Net loss per share - basic and diluted GAAP	$(3.20)	$(236)

Stock-based compensation per share (without tax effect)	$0.14	$18

Adjusted net loss per share - basic and diluted	$(3.06)	$(218)

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Zoo Entertainment is engaged; demand for the products and services that Zoo Entertainment provides, as well as other relevant risks detailed in Zoo Entertainment, Inc.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Zoo Entertainment, Inc. assumes no obligation to update the information contained in this press release.

Company Contact
Kate Stump, Controller
Zoo Entertainment, Inc.
Tel 513-824-8297
kstump@zoogamesinc.com

Investor Relations Contact
Scott Liolios or Matt Glover
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com

Zoo Entertainment, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands except share amounts)

	December 31, 2010	December 31, 2009

ASSETS
Current Assets

Cash	$379	$2,664
Accounts receivable and due from factor, net of allowances for returns and discounts of $8,131 and $835	13,736	4,022
Inventory, net	7,368	2,103
Prepaid expenses and other current assets	820	2,409
Product development costs, net	5,319	4,399
Deferred tax assets	153	578
Total Current Assets	27,775	16,175

Fixed assets, net	264	141
Intangible assets, net	3,900	15,733
Other assets	9	-
Total Assets	$31,948	$32,049

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$4,806	$3,330
Financing arrangements	9,606	1,659
Customer advances	-	3,086
Accrued expenses and other current liabilities	7,457	2,333
Notes payable, current portion	160	120
Total Current Liabilities	22,029	10,528

Notes payable, non-current portion	60	180
Deferred tax liabilities	153	3,461
Other long-term liabilities	-	2,770

Total Liabilities	22,242	16,939

Commitments and Contingencies

Stockholders' Equity
Preferred Stock, par value $0.001, 5,000,000 shares authorized
Series A, 0 issued and outstanding at December 31, 2010,
1,389,684 issued and outstanding at December 31, 2009	-	1
Series B, 0 issued and outstanding at December 31, 2010
1,188,439 issued and outstanding at December 31, 2009	-	1
Common Stock, par value $0.001, 3,500,000,000 shares
authorized, 6,243,699 issued and 6,230,696 outstanding at
December 31, 2010 and 250,000,000 authorized, 65,711
issued and 52,708 outstanding at December 31, 2009	6	-
Additional paid-in-capital	73,336	64,714
Accumulated deficit	(59,167)	(45,137)
Treasury Stock, at cost, 13,003 shares at December 31, 2010
and December 31, 2009	(4,469)	(4,469)
Total Stockholders' Equity	9,706	15,110
Total Liabilities and Stockholders' Equity	$31,948	$32,049

Zoo Entertainment, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009
(in thousands except share and per share amounts)

	Twelve Months Ended December 31,
	2010	2009

Revenue	$63,446	$48,709

Cost of goods sold	55,061	39,488

Gross profit	8,385	9,221

Operating expenses:

General and administrative (includes stock-based
compensation of $630 and $991)	5,663	6,788
Selling and marketing	5,326	2,484
Research and development	-	390
Impairment of goodwill and intangible assets	9,904	14,704
Depreciation and amortization	2,036	1,875

Total operating expenses	22,929	26,241

Loss from operations	(14,544)	(17,020)

Interest expense, net	(2,627)	(3,302)
Gain on extinguishment of debt	-	5,315
Gain on legal settlement	-	4,328
Other income - insurance recovery	-	860

Loss from operations before income taxes	(17,171)	(9,819)

Income tax benefit (expense)	3,141	(3,143)

Loss from continuing operations	(14,030)	(12,962)

Loss from discontinued operations	-	(235)

Net loss	$(14,030)	$(13,197)

Loss per common share - basic and diluted:

Loss per common share from continuing operations	$(3.20)	$(232)
Loss per common share from discontinued operations	-	(4)
Net loss per share	$(3.20)	$(236)

Weighted average common shares outstanding - basic and diluted	4,379,964	55,826